UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

Keane, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 1, 2007, Keane, Inc. (“Keane”) made available a communication to its employees relating to the Agreement and Plan of Merger dated February 6, 2007 by and among Keane, Caritor, Inc. and Renaissance Acquisition Corp., a wholly owned subsidiary of Caritor.

Subject:  Transition Update from Kirk Arnold

Dear Colleagues:

As you can imagine, the last few weeks have been eventful.  Thank you for your warm welcome and continued support.  I am enjoying the opportunity to get to know the Keane team.

I wanted to give you an update on some of the activities related to the recent announcement of Keane’s agreement to be acquired by Caritor.  Of course, until the closing, both Keane and Caritor will continue to operate as separate companies, but we have begun the work to plan for a smooth transition.  To start this important work, I am pleased to announce that Renee Southard, Vice President Integration, has been named as head of Keane’s transition team.  Caritor has appointed Jim Puthuff, Chief Operating Officer, as Caritor’s transition team leader.  Together Renee and Jim will be responsible for the transition planning during the period prior to closing.  As many of you know, Renee is a long-term Keane veteran who has led the integration efforts for many of Keane’s major application outsourcing engagements and past acquisitions.  Additional members of the transition team are expected to be named shortly.

The plan is for Keane and Caritor to be brought together into a combined organization under the leadership of Mani Subramanian, the founder and CEO of Caritor.  Caritor is a US-based company that delivers global IT services.  The leadership and operational structure for the merged company will be defined over the coming months.  Keane and Caritor bring complimentary strengths to the relationship, so it is expected that the extended leadership team, post closing, will include representation from both companies.

Since the signing of the agreement, Mani Subramanian has spent time meeting with members of the leadership team in Boston and across the organization.  I can tell you, on a personal basis, that I have found Mani to be energetic, humble, and extremely enthusiastic about the opportunity for the combined organizations.  His vision is to make Keane a truly great company and a top-tier competitor in the global IT services and BPO markets.

Over the next three weeks Mani will meet with leaders from each region in North America and then travel to the UK, India, Australia, and eventually Canada.  Mani’s goal is to complete this initial round of meetings in all of Keane’s global locations by March 23rd.  During these meetings, it is important to keep in mind that, prior to the closing, we must limit the exchange of competitive information to that which is reasonably necessary to operate the combined company after the closing.

What Happens Next

Keane has filed a preliminary Proxy Statement with the SEC containing information about the transaction and which is available to the public.  After the SEC has had an opportunity to review the preliminary Proxy Statement, a “definitive Proxy Statement” will be filed with the SEC and mailed to Keane stockholders.  Keane’s shareholders will have the opportunity to vote on the transaction at a special meeting.  The closing of the acquisition is subject to approval of the merger agreement by shareholders and other closing conditions.  We currently anticipate that this will take place during the Second Quarter of 2007.

We believe that the combined companies, operating under the Keane name, will be stronger, with an expected 14,000 plus employees and more than $1B in annual revenues.  We also anticipate that Keane will be better positioned to invest in our future with a longer-term perspective as a private company.

How You Can Help

More than ever, we are looking to you to continue your efforts and commitment to support and service our clients and colleagues.  Throughout the history of our Company, it is your collective focus on providing value that has been the foundation of our business.  We are depending on you to maintain your focus on our customers and our business during this pre-closing period.

The announcement of a definitive agreement for Caritor to acquire Keane on February 7 represents yet another significant milestone for Keane, and we understand that change such as this can result in anxiety and generate many questions. To try to alleviate some of this uncertainty, we are committed to keeping you informed.

As you have additional questions and concerns, please send them to us using any of the channels available to you.  You can use Direct Line via the myKeane portal, ask your manager, call the HR Solutions Line, or email one of the leadership team.  We will consolidate these questions and post answers to the most common ones on the myKeane portal.

We will continue to update you on a regular basis on our progress regarding both the merger and the plans to integrate our two organizations. Thank you for your patience as we proceed with the required process to successfully complete the acquisition, and for your continuing support of Keane.

Kirk Arnold
President and CEO

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Keane has filed a preliminary proxy statement with the SEC and plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with the transaction.  The definitive proxy statement will contain important information about Keane, the merger and related matters.  Investors and security holders are urged to read the definitive proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Keane through the web site maintained by the

SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the proxy statement from Keane by contacting Larry Vale at 617-517-1290.

Keane, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Keane’s stockholders with respect to the transactions contemplated by the merger agreement.  Information regarding Keane’s directors and executive officers is contained in Keane’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement dated April 6, 2006 for its 2006 Annual Meeting of Stockholders, which are filed with the SEC, as well as Keane’s Current Reports on Form 8-K filed with the SEC on January 1, 2006, March 29, 2006, June 23, 2006, October 23, 2006 and January 25, 2007.  As of January 31, 2007, Keane’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 11.6 million shares, or 19%, of Keane’s common stock. You can obtain free copies of these documents from Keane using the contact information set forth above.  Additional information regarding interests of such participants is included in the preliminary proxy statement filed with the SEC and the definitive proxy statement that will be filed with the SEC and available free of charge as indicated above.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document, regarding the proposed transaction between Keane and Caritor, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Keane or Caritor managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements.  Important factors that might cause such a difference include, but are not limited to, the ability of Keane to obtain stockholder approval of the merger; the possibility that the merger will not close or that the closing will be delayed; the challenges and costs of integrating the operations and personnel of Keane; and other events and factors disclosed previously and from time to time in Caritor’s and Keane’s filings with the Securities and Exchange Commission, including Keane’s Annual Report on Form 10-K for the year ended December 31, 2005.  Caritor and Keane disclaim any obligation to update any forward-looking statements after the date of this document.